                                                                   EXHIBIT 23.1







INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-25157 of Atchison Casting Corporation of our report dated August 16, 1996, included in the Annual Report on Form 10-K of Atchison Casting Corporation for the year ended June 30, 1996, and to the use of our report dated August 16, 1996 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Kansas City, Missouri
May 16, 1997